MASTER SUPPLY AGREEMENT

(Confidential Information and Mutual Non-Disclosure and

Non-Circumvention and Non-Competition)

THIS AGREEMENT IS MADE AND ENTERED INTO AS OF THE 1st DAY OF JULY 2[REDACTED]2.

BY:

GEMXX CORPORATION (and associated corporations), a body incorporated under the laws of the United States and having offices in the City of Las Vegas, in the State of Nevada (“GEMXX”)

AND:

[REDACTED] or their nominee (and associated individuals and corporations), a body incorporated under the laws [REDACTED]

GEMXX and [REDACTED] and their Representatives are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS GEMXX and [REDACTED] have entered a working relationship that includes but is not limited to a Consignment Agreement and various Commission Agreements that outline an ongoing exclusive Supplier and Wholesaler relationship.

WHEREAS in order to conduct ongoing business per the existing and ongoing relationship, the Parties will need to share information considered proprietary and confidential in connection with their respective businesses; and

WHEREAS the Parties desire to enter into this Agreement (as defined below) to set forth their mutual understanding with respect to the confidentiality of information, circumvention, and noncompetition between the Parties in connection with their existing and ongoing business relationship.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

Definitions. In this Agreement:

“Agreement” means this agreement, as it may be amended or supplemented by the parties in writing from time to time;

“Approved Customer” is a customer (an individual or business) that can purchases goods or services offered by either Party. The customer becomes “Approved” once written notice of the Customer and the Business Opportunity is reviewed and jointly approved by the Parties.

“Business Opportunity” is comprised of a client with sufficient funding and intent to Purchase a product or service that either party is positioned to provide.

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“Disclosing Party” means the Party that furnished Information (either directly or through one of its Representatives) to the other Party in connection with the Potential Transaction.

“Exclusive Supplier” means GEMXX Corporation.

“Confidential Information” Confidential Information shall include, and shall be deemed to include, all information conveyed by the Disclosing Party to the Receiving Party orally, in writing, by demonstration, or by other media. Confidential Information shall be considered as such at the time of transmittal. Confidential Information may include, by way of example but without limitation data, know-how, contacts, contracts, software, formulas, processes, designs, sketches, photographs, plans, drawings, specifications, samples, reports and information relating to transactional procedures.

Notwithstanding the above, the Parties agree that information shall not be deemed Confidential Information and the Receiving Party shall have no obligation to hold in confidence such information, where such information:

(a)Is or becomes publicly known through no wrongful act of the Receiving Party, its employees, affiliates, officers, directors, or agents; or

(b)Is approved for release (and only to the extent so approved) by the Disclosing Party; or

(c)Is disclosed pursuant to the lawful requirement of a court or governmental agency or where required by operation of law.

“Person or Party” will be broadly interpreted and will include any individual, body corporate (with or without share capital), partnership, limited partnership, syndicate, sole proprietorship, joint venture, association, unincorporated organization, trust, trustee, executor, administrator or other legal representative, the Crown or any agency or instrumentality thereof and any other entity.

“Primary Contact” is the Party that is responsible for managing an Approved Customer and any associated Business Opportunity. The Primary Contact designation identifies the Party that is entitled to any commission or compensation relating to the Business Opportunity.

“Products” A product is the item offered for sale. A product can be a service, or an item offered by either party.

“Protected list” is an attachment to this Agreement that is updated from time to time and lists all the Approved Customers and their associated Primary Contacts.

“Receiving Party” means the Party that received Information furnished by the Disclosing Party or its Representatives in connection with the Potential Transaction.

“Representatives” means the directors, officers, employees, solicitors, accountants, consultants, financial advisors or legal advisors of the Party being referred to.

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“Wholesaler” means [REDACTED]

And such other terms defined elsewhere in this Agreement shall have the meaning ascribed to such term as set out herein.

1.Information Requests. All requests for Information, Product information, pricing and or any questions regarding process, procedures or any other matters must be submitted in writing to the Contact, or such other individuals as the Contact designates in writing. Each Party will not and will direct its Representatives not to contact any Representative of the other Party (other than the Contact or such other individuals as the Contact designates), or any customer, supplier, employee, independent contractor or sales representative of the Disclosing Party or its affiliates with respect to the Potential Transaction, the Information or any other matter relating to the business between the two Parties as outlined in this Agreement.

2.Non-Disclosure of Business Transactions. Subject to the provisions of Sections 3, 4 and 7 of this Agreement, each Party will not, without the other Party’s prior written consent, and each Party will direct its Representatives not to, make any public comment, statement, press release, internet or website posting or communication of any kind or otherwise disclose to any Person (i) that Information is being made available to a Party and its Representatives, (ii) that discussions or Agreements are taking place or being negotiated concerning any Business Transaction, or (iii) any olthe terms, conditions or other facts relating to any Business Transaction, including the existence and status of this Agreement.

3.Disclosure of Business Transactions. Written consent to disclose of Business Transactions will not be unreasonably withheld by [REDACTED] if it does not interfere with Business Development, future Business Development, or the ongoing relationship with either Parties customers. Further, GEMXX will be cognisant of this Agreement and protecting the anonymity of all Parties and Customers as needed when meeting its reporting obligations as a public company as it relates to “Basic Disclosure Guidelines” including but not limited to “Current Reporting of Material Corporate Events” that are required by law to maintain compliance or remain current in its reporting to shareholders. GEMXX will always:

(a)Protect the intent of this agreement

(b)Protect Customers of both Parties

(e)Protect the anonymity of customers when needed

(d)Protect current and future business of both Parties

(e)Receive written consent from [REDACTED] for any news or announcement relating directly to business with [REDACTED] or [REDACTED] Protected Customers

4.Confidentiality Obligation. The Receiving Party agrees (on its own behalf and on behalf of any of its Representatives who are provided with Information):

(a)To hold and keep the Information in trust and strictly confidential.

(b)not to use the Information, directly or indirectly, for any purpose other than to evaluate, advise on or further existing or future Business Transactions.

(c)not to disclose the Information, except as permitted in Section 5, Section 6 or Section 8, without the prior written consent of the Disclosing Party.

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(d)not to modify, display, part with possession, copy or reproduce or render capable of copying or reproducing by any means whatsoever, all or any part of the Information except for the purpose described in Section 4(b) above, or as otherwise provided for herein, or as may be approved in writing by the Disclosing Party; and

(e)to keep confidential any negotiations with respect to the Business Transaction.

Nothing in this Agreement shall be interpreted to prevent or limit either Party from carrying on its business, including having business relations with other parties, so long as such Party complies with the confidentiality and non-use provision of this Agreement with respect to Information provided by, or on behalf of, the other Party.

5.Disclosure to Representatives. The Receiving Party may disclose the Information to its Representatives, but only to the extent that they:

(a)need to know the Information for the purpose of evaluating, advising or negotiating on Business Transactions; and

(b)are informed by the Receiving Party of the confidential nature of the Information and that they are bound by the Non-Disclosure Agreement signed with Receiving Party.

In the event the Receiving Party wishes to disclose Information of the Disclosing Party to any Representative (other than those individuals specifically referred to in the definition of Representatives), the Receiving Party shall notify the Disclosing Party in writing of such Representative to whom it wishes to disclose such Information and upon receipt of such notice the Disclosing Party shall, acting reasonably, advise in writing of its agreement to permit such Information to be provided to such Representative.

6.Limited Exceptions. This Agreement does not apply to any Information that:

(a)is or becomes generally available to the public, other than as a result of a disclosure in breach of this Agreement, although no Information shall be deemed to be public merely because it forms part of more general information that is public.

(b)becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its Representatives, so long as that source is not, to the Receiving Party’s knowledge (after having conducted reasonable due diligence), bound by a confidentiality agreement with respect to the Information or otherwise prohibited from transmitting the Information to the Receiving Party by a contractual, legal, or fiduciary obligation.

(c)the Receiving Party can demonstrate was known to it on a non-confidential basis before it was disclosed to the Receiving Party by the Disclosing Party or its Representatives; or

(d)the Receiving Party independently develops without the use, directly or indirectly, of any Information.

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7.Responsibility for Representatives. The Receiving Party shall direct its Representatives to comply with this Agreement. The Receiving Party shall be responsible and liable for any breach of the provisions of this Agreement by any of its Representatives (as if those representatives were parties to and bound by the provisions of this Agreement).

8.Obligations when Compelled to Disclose. If the Receiving Party or anyone to whom the Receiving Party discloses the Information concludes, acting reasonably, that it is legally compelled (by law, rule, regulation, subpoena, civil investigative demand or similar process having force of law or under the rules of any stock exchange on which the Receiving Party’s securities are traded (i) to disclose any of the Information or (ii) to make any public comment, statement or communication regarding or otherwise disclose any of the facts or information referred to in Section 3 of this Agreement, the Receiving Party may do so without a breach of this Agreement, provided that it first uses all reasonable efforts practicable upon the circumstances to: (a) promptly provide the Disclosing Party with particulars so that the Disclosing Party may seek a protective order or other appropriate remedy or may waive compliance with the provisions of this Agreement; and (b) delay such disclosures as long as reasonably possible (without incurring liability for failure to make such disclosure) to permit the Disclosing Party to seek such protective order or other appropriate remedy.

The Receiving Party shall cooperate with the Disclosing Party in obtaining any protective order or other appropriate remedy that the Disclosing Party or any of its affiliates may reasonably seek for the purpose of preventing disclosure of any of the Information to the public. If such protective order or other remedy is not obtained, the Receiving Party will disclose only that portion of the Information which the Receiving Party determines, upon receiving written advice of its legal counsel, that it is legally required to disclose.

9.Return or Destruction of Information. The Receiving Party will use reasonable efforts to keep a record of each location at which Information is kept. The Receiving Party will use reasonable efforts to store the Information properly and securely and ensure that appropriate, commercially reasonable physical, technological, and organizational measures are in place to protect the Information against unauthorized or unintended access, use or disclosure. The Receiving Party will protect the Information by the same security measures, and with the same degree of care, that the Receiving Party employs to protect its own sensitive business information. If the Receiving Party decides not to enter the Business Transaction(s), the Receiving Party will promptly advise the Disclosing Party of its decision. In that case, or if no transaction between the Receiving Party and the Disclosing Party is completed after the Information is furnished to the Receiving Party, or if the Disclosing Party or one of its Representatives so request at any time prior to the completion of the Potential Transaction for any reason Whatever, the return or destruction of the Information, the Receiving Party or its Representatives will promptly and, in any event, within ten Business Days, deliver to the Disclosing Party or destroy, delete or erase, as the case may be, if so requested by the Disclosing Party, or such Representative, all documents and materials constituting Information of the Disclosing Party without retaining copies thereof. For greater certainty, the Receiving Party will also ensure that all other documents or records (whether in writing or stored in computerized, electronic, disk, tape, microfilm, or any other form) constituting or containing Information created by or for the Receiving Party or its Representatives are destroyed, deleted, or erased, as the case may be, except that the Receiving Party may retain Information it has prepared exclusively from publicly available information. The Receiving Party will also confirm such delivery, destruction, deletion or erasure to the Disclosing Party by providing a certificate of one of its officers or directors certifying the delivery, destruction, deletion or erasure of all documents and materials.

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10.Electronic Retention. Notwithstanding Section 9 of this Agreement, if electronic records containing Information are retained by the Receiving Party or any of its Representatives for the purposes of electronic backup, disaster recovery, emergency contingency planning or business continuity planning (any such purpose, a “Recovery Purpose”) or are otherwise not accessible in the ordinary course of business, such records, to the extent not otherwise permanently deleted or overwritten in the ordinary course of business, may be retained by the Receiving Party and its Representatives but shall not be accessed except as required for any Recovery Purpose. If any such records are restored or otherwise made accessible, they will be promptly and permanently deleted. Notwithstanding anything to the contrary contained herein, the Receiving Party may retain (i) all internal management or board presentations and related materials prepared by it or its Representatives containing or based on Information; and (ii) one copy of the Information in a secure location solely for the purpose of identifying the Receiving Party’s obligations under this Agreement and defending against any claim or allegation that the Receiving Party or its Representatives have breached this Agreement. Any Information retained in accordance with this Section 10 shall continue to be subject to the confidentiality obligations set forth in Section 4 of this Agreement.

11.Property of Disclosing Parties. The Information (except such portion thereof constituting analyses, compilations, studies, forecasts, data or other documents or materials prepared by the Receiving Party or its Representatives in connection with any Business Transactions) is and shall, at all times, remain the property of the Disclosing Party, as the case may be, and the Disclosing Party may, at any time and from time to time, disclose such Information to other Persons in connection with this or other possible transactions, unless the Parties, subsequent to the date of this Agreement, agree otherwise in writing.

12.No Representation or Warranty Regarding Information. The Receiving Party acknowledges that neither the Disclosing Party nor any of its Representatives makes any representation or warranty as to the accuracy or completeness of the Information or as to the nonoccurrence of any changes in the Disclosing Party’s or its affiliates’ affairs since the dates as of which Information is provided. The Receiving Party agrees that neither the Disclosing Party nor any of its Representatives shall have any liability to the Receiving Party or to any of its Representatives as a result of the use of the Information by the Receiving Party and its Representatives, it being understood that only those particular representations and warranties which may be made to the Receiving Party by the Disclosing Party in a definitive agreement, commission agreement or any other agreement between the two parties when, as and if it is executed, and subject to such limitations and restrictions as may be specified in such agreement, shall have any legal effect.

13.Termination. This Agreement shall terminate on the date that is one (1) year following the latter of: (a) the last date upon which Information was exchanged in accordance with the terms of this Agreement; or (b) the last date upon which a Disclosing Party requested the return or destruction of Information in accordance with Section 9 of this Agreement, provided, however, that any Information retained pursuant to Section 10 shall remain subject to the confidentiality and nonuse restrictions herein until such Information has been permanently erased or destroyed by the Receiving Party and its Representatives and, for so long as such Information is so retained by the Receiving Party, the Receiving Party and its Representatives will protect the such Information with the same degree of care that the Receiving Party employs to protect its own sensitive business information.

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14.Non-Circumvention. The Receiving Party hereby agrees for himself or herself, their officers, directors, agents, associates and any related parties, that they will not, directly or indirectly, contact, deal with or otherwise become involved with any entity or any other entities or parties introduced, directly or indirectly, by or through the other party, its officers, directors, agents or associates, for the purpose of avoiding the payment to the Disclosing Party of profits, fees or otherwise, without the specific written approval of the Disclosing Party.

NON-COMPETITION AND NON-SOLICITATION

15.Obligation of Non-Competition. The non-competition provisions of this Agreement are an essential and material part of the total agreement, by which the Parties agree it shall not use any advantages derivable from such confidential information in its own business or affairs, unless the same is done pursuant to a new agreement executed by all signatories to this document. Exclusively, the parties agree to the following:

(a)Business Opportunities. If either Party creates an opportunity with respect to any potential business for the supply, sales and/or distribution of “Products” (a “Business Opportunity”), then the Disclosing Party hereby agrees to provide, written notice to the other party of the Business Opportunity so that the parties may jointly determine whether to pursue such Business Opportunity. Upon joint approval by the Parties to pursue the Business Opportunity, the Disclosing Party will formally become the “Primary Contact” with the “Approved Customer” and the Customer will be added to ‘Attachment A’ of this Agreement “The Protected List”.

(b)The Receiving Party acknowledges they are forbidden from exploring, discussing, or pursing any additional Business Opportunities with a Customer on the Protected List, unless such Opportunities are first approved by the other Party in writing.

(c)For the avoidance of doubt: the Receiving Party acknowledges and agrees that they will not, directly or indirectly, whether through a corporation, trust or otherwise, individually or in partnership, jointly or in conjunction with any person whether as principal, agent, director, officer, employee, volunteer, investor, lender, donor, trustee, shareholder or otherwise engage in, invest in, participate in, operate, become employed by, consult for, become a director, officer or partner of, render advice, technical assistance or sell goods or any other services to any business which is on the Protected List of the other Party.

(d)An Approved Customer remains on the Protected List for a period of one year from that Customer’s last order. If a period of inactivity exceeds one year, both parties may review the potential of the Customer and jointly decide if the Customer should remain on the Protected List.

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EXCLUSIVE SUPPLY OF PRODUCTS

16.Obligation of the Supplier. The Supplier provisions of this Agreement are an essential and material part of the total agreement, protecting the parties from working with a competitor. The main goal of an Exclusive Supplier agreement is to increase the profits of both businesses involved. The Supplier is ensured steady business, while the purchaser has the advantage of knowing that competitors don’t have access to the product they sell, unless the same is done pursuant to a new agreement executed by all signatories to this document. Exclusively, the parties agree to the following:

(a)Sale of Products. During the term and of this Agreement, GEMXX (including any affiliates of GEMXX) shall not sell any Products produced exclusively for [REDACTED] Protected List Customers in any form to any other Customer without the expressed written consent of [REDACTED]. This does not include returned items or items not specifically identified as exclusive to a Protected Customer.

(b)Supply of Products. [REDACTED] agrees that it will not solicit supply of Products from any other manufacturer or competitor of GEMXX unless GEMX has given expressed written consent. EXAMPLE: Should such a case arise where GEMXX cannot fulfill a specific order, GEMXX would provide notice to [REDACTED] and [REDACTED] would have the right to secure supply for that one order from another source. Outside of this inability to supply situation, should [REDACTED] choose to get supply from a GEMXX competitors then Section 15. Obligation of Non-Competition for the Protected List Customer will be null and void for that Customer.

(a)For the avoidance of doubt: the Receiving Party acknowledges and agrees that they will not, directly or indirectly, whether through a corporation, trust or otherwise, individually or in partnership, jointly or in conjunction with any person whether as principal, agent, director, officer, employee, volunteer, investor, lender, donor, trustee, shareholder or otherwise engage in, invest in, participate in, operate, become employed by, consult for, become a director, officer or partner of, render advice, technical assistance or purchase goods or any other services from any business which could be considered a competitor of GEMXX.

17.General Provisions.

(a)Entire Agreement. This Agreement sets out the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior negotiations, discussions, understandings, undertakings, statements, arrangements, promises, representations and agreements, both written or oral, between the Parties.

(b)Amendment. This Agreement may only be amended, modified or supplemented by a written agreement signed by each Party.

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(c)Interpretation and Construction. The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders. Time is of the essence of each provision of this Agreement. The language used in this Agreement is the language chosen by the Parties to express the Parties’ mutual intent, and no rule of contra preferentum or strict construction shall be applied against either Party.

(d)Waiver. No waiver of or consent to depart from the requirements of any provision of this Agreement shall be binding against either Party unless it is in writing and is signed by the Party giving it. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it has been given. No failure on the part of either Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

(e)Governing Law and Choice of Forum. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada in force in such province, excluding any rule or principle of the conflict of laws which might refer such interpretation, construction or enforcement to the laws of another jurisdiction. Each Party irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of Alberta with respect to any matter arising under this Agreement or related to this Agreement.

(f)Invalidity. If there is a Final Determination that any term or provision of this Agreement is illegal, invalid or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability of that term or provision will not affect (a) the legality, validity or enforceability of the remaining terms and provisions of this Agreement and (b) the legality, validity or enforceability of such term or provision in any other jurisdiction. For the purposes of this subsection, the term “Final Determination” means either (i) a decision of a court of competent jurisdiction, from which no appeal lies or in respect of which all appeal rights have been exhausted or all time periods for appeal have expired without appeals having been taken, or (ii) a written agreement between the Parties as to a determination of the matter in issue.

(g)Notice. Any notice, demand or other communication (a “notice”) required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

(i)delivered in person (including by commercial courier) during normal business hours on a Business Day and left with a receptionist or other responsible employee at the relevant address set forth below; or

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(ii)sent by any electronic means of sending messages (“Electronic Transmission”), including facsimile transmission and email, during normal business hours on a Business Day, but notice by Electronic Transmission shall only be sufficient if the notice includes or is accompanied by the sender’s name, address, telephone number and facsimile number or email address, the date and time of transmission and the name and telephone number of a person to contact in the event of transmission problems and if acknowledgement of the transmission is transmitted to the sender by the recipient or the recipient’s electronic system;

In the case of a notice to GEMXX, addressed to:

GEMXX CORPORATION

2300 West Sahara Avenue, Suite 800

Las Vegas, Nevada, USA 89102

Attention: Jay Maull

Email: mail@gemxx.com

Attention: Richard Clowater

Email: richard@gemxx.com

and in the case of a notice to [REDACTED], addressed to:

[REDACTED]

Each notice sent in accordance with this subsection shall be deemed to have been received:

(i)in the case of personal delivery, if delivered before 5 p.m. on the day of delivery, otherwise on the following Business Day; or

(ii)in the case of Electronic Transmission, on the same day that it was sent by Electronic Transmission if sent on a Business Day and acknowledgment of receipt is received before 5 p.m. (recipient’s time) on such day, otherwise on the following Business Day.

Notice of change of address shall also be governed by this Section.

(h)No Assignment. No Party may assign any rights or benefits of this Agreement to any Person, without the express written consent of the other Party. This Agreement shall enure to the benefit of and be binding upon each Party and each Party’s respective successors and permitted assigns.

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(i)Authorization. Each Party represents and warrants to the other Party that the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on such Party’s part and that the individual signing this Agreement on such Party’s behalf is duly authorized to do so.

(j)Counterparts and Facsimile Execution. This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one and the same original agreement. To evidence the fact that it has executed this Agreement, a Party may send a copy of its executed counterpart to the other Party by Electronic Transmission and if by email in portable document file (PDF) format. That Party shall be deemed to have executed this Agreement on the date it sent such Electronic Transmission. In such event, such Party shall forthwith deliver to the other Party the counterpart of this Agreement executed by such Party.

TO WITNESS THEIR AGREEMENT, the Parties have caused this Agreement to be signed in their name and on their behalf by their duly authorized officer as of the date first written above.

GEMXX CORPORATION	[REDACTED]

Per: /s/ Jay Maull
Jay Maull
President and CEO

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ATTACHMENT A ‘Protected List’

[REDACTED]

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